Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	James T. Barry President & CEO (203) 622-4086 jimbarry@passur.com

PASSUR® AEROSPACE, INC. ANNOUNCES PRIVATE PLACEMENT OF COMMON STOCK AND REDUCTION OF OUTSTANDING DEBT

Stamford, CT, May 9, 2011 – PASSUR Aerospace, Inc. (OTC:  PSSR.OB) (“PASSUR” or the “Company”), a business intelligence software and solutions company, today announced that it has entered into definitive agreements to issue 2,413,692 new shares of its common stock to certain accredited investors, including certain members of the Board of Directors of the Company. After the placement is closed, the Company’s debt will be reduced by $10MM to $4,814,880.

The Company will sell 687,500 shares of common stock to non-affiliated investors at a price of $4.00 per share, and 357,144 shares of common stock to three directors at a price of $4.20 per share, resulting in aggregate gross proceeds of $4,250,000 in cash for a total of 1,044,644 shares. In addition, PASSUR has entered into a debt conversion agreement with G.S. Beckwith Gilbert, the Company’s significant shareholder and Chairman, pursuant to which the Company will issue 1,369,048 shares of common stock in exchange for $5,750,000 in outstanding debt held by Mr. Gilbert, at an effective price of $4.20 per share, and repay $4,250,000 in outstanding debt held by Mr. Gilbert.

As part of the transaction, Mr. Gilbert has agreed to extend the remaining $4,814,880 principal balance of the outstanding debt held by him for an additional three years to November 1, 2014. The existing $14,814,880 note held by Mr. Gilbert currently matures on November 1, 2011.

The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About PASSUR Aerospace

PASSUR Aerospace, Inc. is a business intelligence company which provides predictive analytics built on proprietary algorithms and on the concurrent integration and simultaneous mining of multiple databases. We believe we provide the industry standard in business intelligence dashboards and predictive analytics for aviation organizations. PASSUR serves dozens of airlines (including 5 of the top 6 North American airlines, and all 5 of the top hub carriers), more than 50 airport customers (including 22 of the top 30 North American airports), approximately 200 corporate aviation customers, as well as the U.S. Government, including the Federal Aviation Administration (FAA) and the Transportation Security Administration (TSA). PASSUR’s system is driven by proprietary, patented, business intelligence software, which is powered by a unique North American network of 154 passive radars, company owned, with a radar covering 98 of the top 100 North

American airports. Other PASSURs are located in Europe and Asia. Flight tracks are updated every 4.6 seconds, thereby providing a system which is user friendly and useful for decision making.

Visit PASSUR Aerospace’s web site at www.passur.com for updated products, solutions, and PASSUR news.

Special Note Regarding Forward-Looking Statements

All statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements.  The words "believe," "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "objective," "seek," "strive," "might," "likely result," "build," "grow," "plan," "goal," "expand," "position," or similar words, or the negatives of these words, or similar terminology, identify forward-looking statements. By way of example, statements contained in this press release related to the closing of the private placement and the expected use of proceeds from the financing, and such other future events described in this press release, are forward-looking statements. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. These statements are only predictions based on management’s expectations as of the date of this press release, and involve known and unknown risks, uncertainties and other factors, including: the Company’s ability to satisfy each of the closing conditions specified in the definitive stock purchase agreements executed in connection with the private placement and the debt conversion agreement, and such other risks and factors that are discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including under “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Except as required by law, the Company undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform such statements to actual results or to reflect events or circumstances occurring after the date of this press release.